                                                                   EXHIBIT 99.4

                         CONSENT TO SERVE AS DIRECTOR

  The undersigned hereby consents to becoming a director of First Alliance Mortgage Company (the "Company") upon consummation of the Company's initial public offering of equity securities in 1996 (the "IPO") and further consents to being named as a future director of the Company in the Company's prospectus and registration statement relating to its IPO.

                                          /s/        ALBERT L. LORD
                                          -------------------------------------
                                                     Albert L. Lord

Date May 11, 1996